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                                                                    EXHIBIT 99.1

                                      PROXY
                        MID-AMERICAN ALLIANCE CORPORATION
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of Mid-American Alliance Corporation acknowledges receipt of the Notice of Special Shareholders' Meeting, to be held on July ___, 2003, at 813 West Stadium Boulevard, Suite A, Jefferson City, Missouri at [INSERT TIME], and hereby appoints Scott J. Engebritson and John R. Perkins, each of them with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said special meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

         THE DIRECTORS RECOMMEND A VOTE FOR THE ITEM INDICATED BELOW:

1. A proposal to approve and adopt the Plan and Agreement of Merger dated March 7, 2003 under which Mid-American shareholders will exchange their shares for Citizens, Inc. ("Citizens") Class A common stock, and Mid-American will become a subsidiary of Citizens.

                  FOR _____          AGAINST _____         ABSTAIN _____



2. To authorize postponement or adjournment of the Special Meeting, if necessary.



                  FOR _____          AGAINST _____         ABSTAIN _____



         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.


         Dated this ______ day of ________________, 2003.


Number of Shares Voted*                -------------------------------
                                                  Signature
-----------------

                                       -------------------------------
                                                   Signature

*If the number of shares voted is not
indicated, all shares in your name on
Mid-American's stock register will be
voted for the Plan and Agreement of
Merger.
                                       Please sign your name exactly as it
                                       appears on your stock certificate(s). If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

                                       Please sign, date and return this proxy
                                       immediately.